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                                                            EXHIBIT 10(b)(xviii)


                         ANADARKO PETROLEUM CORPORATION


                           RESTRICTED STOCK AGREEMENT


Agreement made as of ____________________________ between ANADARKO PETROLEUM CORPORATION (the "Company") and First Name~ Last Name~ ("Employee").

1.       Grant.

         (a) Shares. Pursuant to the Company's 1993 Stock Incentive Plan (the "Plan"), Shares~ shares of the Company's common stock, par value $0.10, will be issued as hereinafter provided in the Employee's name. Such shares shall be subject to certain restrictions as hereinafter described pursuant to the Plan and this Agreement (the "Restricted Shares").

         (b) Issuance of Shares. The Restricted Shares will be issued upon acceptance hereof by the Employee.

         (c) Plan Incorporated. Employee acknowledges receipt of a copy of the Plan, and agrees that this grant of Restricted Shares shall be subject to all of the terms and provisions of the Plan, including future amendments thereto, if any.

2.       Restrictions.

         The Employee hereby accepts the Restricted Shares when issued and agrees with respect thereto as follows:

         (a) Forfeiture Restrictions. Except as may be otherwise provided in the Plan, (i) the Restricted Shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred or disposed of to the extent then subject to the Forfeiture Restrictions, and (ii) in the event of termination of Employee's employment with the Company and its subsidiaries for any reason other than by reason described in Paragraph 2(c) of this Agreement, including but not limited to retirement, the Employee shall, for no consideration, forfeit to the Company all Restricted Shares to the extent then subject to the Forfeiture Restrictions. The prohibition against transfer and the obligation to forfeit and surrender Restricted Shares to the Company upon termination of employment are herein referred to as "Forfeiture Restrictions". The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of Restricted Shares.

         (b) Lapse of Forfeiture Restrictions. The Forfeiture Restrictions shall lapse as to the Restricted Shares on _________________________ provided that the Employee has been continuously employed by the Company or its subsidiaries from the date of this Agreement through the lapse date.
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         (c)  Termination.  If Employee's employment with the Company is terminated, the Forfeiture Restrictions on all Restricted Shares shall lapse immediately as of the date of such termination of employment if Employee's employment is terminated by reason of death, total and permanent disability, as determined by the Company, or by the Company for any reason other than because of Employee's gross and deliberate disregard of duties and responsibilities as an Employee of the Company or one of its subsidiaries or his engaging in a criminal act constituting a felony against the Company or one of its subsidiaries as determined by the Board of Directors of the Company pursuant to an affirmative vote of two thirds of the entire membership of the Board of Directors of the Company finding, in good faith, that Employee was guilty of such conduct.

         (d) Change of Control. In the event of any Change of Control as defined in the Plan, (i) if the Employee is not subject to Section 16 of the Securities Exchange Act of 1934 ("Section 16"), the Forfeiture Restrictions shall lapse on all Restricted Shares immediately as of the date of such Change of Control or (ii) if the Employee is subject to Section 16, the Forfeiture Restrictions shall lapse on the date of such Change of Control on all Restricted Shares which were granted on a date more than six-months earlier than the date of such Change of Control and Forfeiture Restrictions shall lapse on any remaining Restricted Shares on the date which is six months after the date of grant of such Restricted Shares.

         (e) Certificates. Certificates evidencing the Restricted Shares will be issued by the Company in the Employee's name, pursuant to which the Employee shall have voting rights and receive dividends. The certificates may bear a legend restricting or incorporating the restrictions, and the Company may cause the certificates to be delivered upon issuance to the Secretary of the Company or such other depositary as may be designated by the Committee which administers the Plan as a depositary for safe-keeping until any restrictions lapse or forfeiture occurs pursuant to the terms of the Plan and this grant. The Company may require Employee to execute and deliver stock powers in the event of forfeiture. Upon the lapse of the Forfeiture Restrictions without forfeiture, the Company will cause a new certificate or certificates to be issued without legend in the name of the Employee.

3.       Special Additional Limitations.

         If payment of withholding taxes on the Restricted Shares is required at the time that the Forfeiture Restrictions lapse, payment may be made either in cash or by electing to have a portion of the Restricted Shares which are no longer subject to Forfeiture Restrictions withheld.

4.       Binding Effect.

         This Agreement shall be binding upon and inure to the benefit of any successor to the Company and all persons lawfully claiming under the Employee.



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       IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunder duly authorized, and the Employee has executed this Agreement, all as of the date first above written.

                                      ANADARKO PETROLEUM CORPORATION



                                      By
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                                        Senior Vice President, Administration



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                                      First Name Last Name







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